                                                                    Exhibit 5.2



                         Cohne, Rappaport & Segal, P.C.
                            525 E. 100 S., Suite 500
                           Salt Lake City, Utah 84102
                                  801.532.2666

                                                        June 20, 2003

MORSE, ZELNICK, ROSE & LANDER, LLP.
405 PARK AVENUE
NEW YORK, NEW YORK 10022

                  Re:  Q Comm International, Inc.

Dear Sirs:

         We have acted as special counsel to Q Comm International, Inc., a Utah corporation (the "Company"), and as such, have reviewed a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (a) 1,150,000 units (the "Units"), each consisting of two shares of the Company's common stock, par value $.001 per share (the "Common Stock") and one warrant (a "Unit Warrant") to purchase one share of Common Stock; (b) 2,300,000 shares of Common Stock included in the Units; (c) 1,150,000 Unit Warrants; (d) 1,150,00 shares of Common Stock underlying the Unit Warrants; (e) the warrant to be issued to the representative of the several underwriters covering up to 100,000 Units (the "Representative's Warrant") (f) 100,000 units underlying the Representative's Warrant; (g) 200,000 shares of Common Stock underlying the units underlying the Representative's Warrant; (h) 100,000 unit warrants underlying the units underlying the Representative's Warrant; (i) 100,000 shares of Common Stock underlying the unit warrants underlying the units underlying the Representative's Warrants; and (j) any additional securities issued pursuant to Rule 462(b) of the Act. The securities described in clauses (a) through (j) above are hereinafter referred to as the "Securities."

         As special counsel, we have reviewed the Company's Articles of Incorporation, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the Bylaws of the Company, a form Underwriting Agreement to be executed by the Company and Paulsen Investment, Inc., and a form Warrant Agreement and Warrant Certificates relating to the Unit Warrants and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have also relied on Company records and have assumed the accuracy and completeness thereof.

Morse, Zelnick, Rose & Lander, LLP.
June 18, 2003
Page -2-
--------------------------------------------------------------------------------

         Based upon the foregoing, we are of the opinion that (a) the Securities
(i) have been duly and validly authorized for issuance; (ii) when issued as contemplated by the Registration Statement and, in the case of those Securities underlying warrants, when issued in accordance with the terms of the applicable warrants, will be legally issued, fully paid and non-assessable, and (b) the Unit Warrants are legally binding obligations of the Company.

         We express no opinion as to the laws of any jurisdiction other than those of the State of Utah, including statutory provisions, applicable provisions of the Utah constitution and reported judicial decisions interpreting those laws.

         This opinion letter speaks only as of the date hereof and only as to the Securities registered pursuant to the Registration Statement. The opinions and other statements expressed herein above shall not be deemed to relate to facts and conditions prevailing, or any law in effect, at any time after the date hereof.

         We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the related prospectus under the heading "Legal Matters". In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder

                                Very truly yours,

                                /s/ COHNE, RAPPAPORT & SEGAL, P.C.
                                COHNE, RAPPAPORT & SEGAL, P.C.